FOR IMMEDIATE RELEASE Contact: Barbara K. Hembree

June 23, 2006 317.465.0445

bhembree@fhlbi.com

Federal Home Loan Bank of Indianapolis Announces

Repurchase of Excess Stock

The Federal Home Loan Bank of Indianapolis (FHLBI) announced today that it will repurchase up to $175,000,000 in par value of excess stock on a pro rata basis from all shareholders with excess stock. This is in accordance with Section VI.C. of the FHLBI's Capital Plan dated September 19, 2002.

Letters of repurchase were sent only to shareholders that held excess stock as of May 31, 2006. The letters were mailed June 23, 2006 and the repurchase will occur on July 13, 2006. (No fractional shares of stock will be repurchased.)

Safe Harbor Statement

This document contains forward-looking statements concerning plans, objectives, goals, strategies, future events or performance, which are not statements of historical fact. The forward-looking statements contained in this release reflect our current beliefs and expectations. Actual results or performance may differ materially from what is expressed in the forward-looking statements. Readers are referred to the documents filed by us with the SEC, specifically reports on Form 10-K and Form 10-Q including risk factors that could cause actual results to differ from forward-looking statements. These reports are available at www.sec.gov

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The Federal Home Loan Bank of Indianapolis is one of 12 regional banks that make up the Federal Home Loan Bank System. FHLBanks are government-sponsored enterprises created by Congress to ensure access to low-cost funding for insured financial institutions, such as commercial banks, savings institutions, credit unions and insurance companies. FHLBanks are privately capitalized and funded, and receive no Congressional appropriations.

The FHLBI promotes Building Partnerships, Serving Communities by serving as a wholesale source of funds for chartered financial institutions throughout Indiana and Michigan. For more information about the FHLBI, visit www.fhlbi.com.